UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 4, 2014
Cyan, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35904	20-5862569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1383 N. McDowell Blvd., Suite 300, Petaluma, California 94954
(Address of principal executive offices, including ZIP code)
(707) 735-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On December 4, 2014 Cyan, Inc. (the “Company”) entered into note and warrant purchase agreements (the “Purchase Agreements”), with various purchasers (collectively, the “Purchasers”) for the sale of $50,000,000 aggregate principal amount of 8.00% Convertible Senior Secured Notes due 2019 (the “Notes”) and related warrants (the “Warrants”) to purchase up to 11,250,000 shares of the Company’s common stock in a private placement to qualified institutional buyers and accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). In connection with this offering, the Company has the option to issue up to an additional $10,000,000 in aggregate principal amount of Notes and Warrants within 13 days of the original issuance date.

Certain parties affiliated with the Company agreed to purchase $17,000,000 in aggregate principal amount of Notes and Warrants. Mark Floyd, chief executive officer of the Company and chairman of the Company’s board of directors (the “Board”) agreed to purchase $2,000,000 in aggregate principal amount of Notes and Warrants, Michael Hatfield, president of the Company and a member of the Board agreed to purchase $4,000,000 in aggregate principal amount of Notes and Warrants, and affiliated funds of Norwest Venture Partners, with whom Promod Haque, a member of the Board, is affiliated, agreed to purchase $11,000,000 in aggregate principal amount of Notes and Warrants.

The Purchase Agreements include customary representations, warranties and covenants by the Company, and the issuance of the Notes and Warrants is subject to customary closing conditions. None of the foregoing securities have been, nor will be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

The information contained in Item 8.01 below is incorporated into this Item 1.01 including, without limitation, a description of the Notes and the Warrants to be issued.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained under Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 8.01     Other Events.

On December 5, 2014, the Company issued a press release announcing the pricing of the offering of the Notes and Warrants as described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release, dated December 5, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2014	Cyan, Inc.

/s/ Kenneth M. Siegel
Kenneth M. Siegel Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 5, 2014.